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                                                                 EXHIBIT 99.3


MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, New Jersey

Ladies and Gentlemen:

     I hereby consent to the references to me becoming a Director of MEDIQ Incorporated appearing in the Registration Statement on Form S-4 of MEDIQ Incorporated relating to the proxy statement of MEDIQ Incorporated, the preliminary copy of which was initially filed on February 12, 1998 with the Securities and Exchange Commission.

                                        Sincerely yours,



                                        /s/ Bruce C. Bruckmann
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